UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 18, 2013
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-12934 (Commission File Number)	01-0382980 (IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine (Address of principal executive offices)		04103 (Zip Code)

207-878-2770 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders of ImmuCell Corporation (the Company) was held at the Company’s office at 56 Evergreen Drive, Portland, Maine 04103 on Wednesday, June 12, 2013, at 8:00 a.m. In the Company’s Proxy Statement dated as of  April 18, 2013, the Board of Directors of the Company recommended that stockholders approve a nonbinding advisory resolution that future nonbinding advisory resolutions on the Company’s executive compensation program be held once per year.

At the Annual Meeting, there were present in person or by proxy 2,652,244 shares of  The Company’s common stock, representing 87.85% of the total outstanding eligible votes.  The final voting results for the proposal to approve a nonbinding advisory resolution on the frequency of future nonbinding advisory resolutions on the Company’s executive compensation program were as follows:

1 Year	2 Years	3 Years	Abstain	Broker non-votes
1,035,169	16,768	47,235	22,817	1,530,255

At a Board of Directors meeting held on September 18, 2013, the Board of Directors voted unanimously to hold nonbinding stockholder votes on the Company’s executive compensation program once per year, which was consistent with the original recommendation of the Board of Directors and with the votes cast by most voting stockholders.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION
Dated: September 23, 2013	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and CEO